Exhibit 99.1

CHART ACQUISITION CORP.
 (a development stage company)

INDEX TO FINANCIAL STATEMENT

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheet as of December 19, 2012	F-3

Notes to the Balance Sheet	F-4 – F-9

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Chart Acquisition Corp.

We have audited the accompanying balance sheet of Chart Acquisition Corp. (a development stage company) (the “Company”) as of December 19, 2012. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above present fairly, in all material respects, the financial position of the Company as of December 19, 2012 in conformity with U.S. generally accepted accounting principles.

/s/ Rothstein Kass Rothstein Kass

New York, New York
December 26, 2012

CHART ACQUISITION CORP.

(a development stage company)

BALANCE SHEET

December 19, 2012

ASSETS
Current Assets:
Cash	$1,157,464
Due from Sponsor	409
Non-current Assets:
Cash Held In Trust	75,000,000
Total Assets	$76,157,873

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accrued Offering Costs	$16,920
Total Current Liabilities	16,920

Deferred Underwriting Fee	2,343,750
Total Liabilities	2,360,670

Common stock subject to possible redemption; 6,879,720 shares at $10.00 per share	68,797,202

Stockholders’ Equity:
Preferred Stock, $.0001 par value; 1,000,000 shares authorized, no shares issued and outstanding	—
Common Stock, $.0001 par value; 29,000,000 shares authorized; 3,151,530 shares issued and outstanding, respectively (excluding 6,879,720 shares subject to possible redemption)	315
Additional Paid-in Capital	5,003,682
Deficit Accumulated During Development Stage	(3,996)
Total Stockholders’ Equity	5,000,001
Total Liabilities and Stockholders’ Equity	$76,157,873

The accompanying notes are an integral part of the balance sheet.

CHART ACQUISITION CORP.

(a development stage company)

NOTES TO THE BALANCE SHEET

As of December 19, 2012

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Chart Acquisition Corp. (the “Company”) was incorporated in Delaware on July 22, 2011. The Company is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or similar business combination, one or more operating businesses or assets (an “initial business combination”). The Company has neither engaged in any operations nor generated any revenues to date. The Company has selected December 31 as its fiscal year end.

At December 19, 2012, the Company had not commenced any operations. All activity through December 19, 2012 relates to the Company’s formation and the initial public offering (“public offering”) described below in Note 4.

The registration statement for the public offering was declared effective on December 13, 2012. The Company consummated the public offering on December 19, 2012 and received net proceeds of approximately $75,000,000 which includes $3,750,000 received from the private placement of 375,000 units to Chart Acquisition Group LLC, a Delaware limited liability Company (the “sponsor”), Joseph Wright, the Company’s chief executive officer and chairman of the board and Cowen Overseas Investment LP (“Cowen Overseas”), an affiliate of Cowen and Company, LLC, one of the lead underwriters of the public offering, each unit consisting of one share of common stock and a warrant to purchase one share of common stock ( the “private placement”—Note 5).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the public offering, although substantially all of the net proceeds of the offering are intended to be generally applied toward effecting an initial business combination. The Company’s efforts in identifying prospective target businesses will not be limited to a particular industry or geographic region for purposes of consummating its initial business combination. Notwithstanding, the Company intends to focus on operating businesses in the following sectors: the provision and/or outsourcing of government services. The management team anticipates structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. It may also, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest.

Net proceeds of approximately $75,000,000 from the public offering and simultaneous private placements of the placement units (as described below in Note 5) is being held in a trust account in the United States maintained by Continental Stock Transfer & Trust Company, acting as trustee. The proceeds held in the trust account will be invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended. Except for interest income earned on the trust account balance and released to us for working capital purposes and to pay taxes or dissolution expenses, if any, our amended and restated certificate of incorporation provides that none of the funds held in trust will be released from the trust account, until the earlier of (i) the consummation of our initial business combination; (ii) the expiration or termination of any tender offer conducted by the Company in connection with a proposed business combination not otherwise withdrawn; (iii) the redemption of the Company’s public shares if it is unable to consummate a business combination within 21 months from the date of its  prospectus, subject to applicable law; or (iv) otherwise upon its liquidation or in the event its management resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 21 month period. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of the Company’s public stockholders.

Initial Business Combination

The Company intends to consummate the initial business combination and conduct the redemptions without stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and will file tender offer documents with the Securities and Exchange Commission (“SEC”).

If the Company holds a stockholder vote, public stockholders regardless of how they vote that elect to exercise their redemption rights shall be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to the Company for working capital purposes or the payment of taxes.

CHART ACQUISITION CORP.

(a development stage company)

NOTES TO THE BALANCE SHEET

As of December 19, 2012

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS — (continued)

Initial Business Combination (continued)

Regardless of whether the Company holds a stockholder vote or a tender offer in connection with an initial business combination, public stockholders will have the right to redeem their shares for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest but less taxes payable plus amounts released to fund working capital requirements. As a result, such shares will be recorded at conversion/tender value and classified as temporary equity upon the completion of the public offering, in accordance with Financial Accounting Standards Board, (“FASB”), Accounting Standards Codification, (“ASC") Topic 480, “Distinguishing Liabilities from Equity.”

The Company will not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 and, solely if it seeks stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

Solely if the Company holds a stockholder vote to approve the initial business combination, and it does not conduct redemptions pursuant to the tender offer rules, it may enter into privately negotiated transactions to purchase public shares from stockholders who would otherwise elect to redeem their shares, with such purchases made using funds held in the trust account. All shares so purchased by the Company will be immediately cancelled.

Liquidation

If the Company does not consummate an initial business combination within 21 months  from the date of the Company’s prospectus it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to the Company for working capital purposes, the payment of taxes or dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and board of directors, dissolve and liquidate, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

2. BASIS OF PRESENTATION

The accompanying financial statement is presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company complies with the reporting requirements of ASC 915, “Development Stage Entities.” At December 19, 2012, the Company has not commenced any operations nor generated revenue to date. All activity through December 19, 2012, relates to the Company’s formation and the public offering. Following the public offering, the Company will not generate any operating revenues until after completion of a business combination, at the earliest. The Company may generate non-operating income in the form of interest income on the designated trust account after the public offering.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

CHART ACQUISITION CORP.

(a development stage company)

NOTES TO THE BALANCE SHEET

As of December 19, 2012

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

Offering Costs

The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A, “Expenses of Offering” whereby offering costs incurred prior to the initial public offering were capitalized and then charged to stockholders’ equity upon the completion of the offering. Accordingly, at December 19, 2012, offering costs totaling approximately $2,630,050 (including $2,062,500 in underwriters fees) have been charged to stockholders’ equity.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under  ASC 820, “Fair Value Measurements and Disclosures”, approximates the carrying amounts represented in the accompanying balance sheet.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s balance sheet.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Redeemable Common Stock

As discussed in Note 1, all of the 7,500,000 common shares sold as part of the units in the public offering contain a redemption feature which allows for the redemption of common shares under the Company’s liquidation or tender offer/stockholder approval provisions. In accordance with ASC 480 "Distinguishing Liabilities from Equity", redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company does not specify a maximum redemption threshold, its charter provides that in no event will they redeem its public shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock shall be affected by charges against additional paid-in capital. Accordingly, at December 19, 2012, 6,879,720 public shares are classified outside of permanent equity at its redemption value. The redemption value is equal to the pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less franchise and income taxes payable (approximately $10.00 at December 19, 2012).

Income Tax

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. At December 19, 2012, the Company has a deferred tax asset of approximately $1,400, related to net operating loss carry forwards which begin to expire in 2031. Accordingly, management has determined that a full valuation allowance of the deferred tax asset is appropriate at this time.

The Company is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. De-recognition of a tax benefit previously recognized results in the Company recording a tax liability that reduces ending retained earnings. Based on its analysis, the Company has determined that it has not incurred any liability for unrecognized tax benefits as of December 19, 2012. The Company’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

CHART ACQUISITION CORP.

(a development stage company)

NOTES TO THE BALANCE SHEET

As of December 19, 2012

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

Income Tax (continued)

The Company recognizes interest and penalties related to unrecognized tax benefits in interest expense and other expenses, respectively. No interest expense or penalties have been recognized as of December 19, 2012. The Company is subject to income tax examinations by major taxing authorities since inception.

4. PUBLIC OFFERING

The public offering called for the Company to offer for sale 7,500,000 units (or 8,625,000 units if the underwriters’ overallotment option is exercised in full) at a purchase price of $10.00 per unit. Each unit consists of (i) one share of the Company’s common stock, $0.0001 par value (“common stock”), and (ii) one warrant to purchase one share of common stock (“warrant”). Each warrant entitles the holder to purchase one share of the Company’s common stock at a price of $11.50. Each warrant will become exercisable on the later of 30 days after the completion of an initial business combination and one year from the date of the prospectus for the proposed public offering, and will expire five years from the date of the initial business combination, or earlier upon redemption or liquidation. The Company may redeem the warrants at a price of $0.01 per warrant upon 30 days’ prior written notice after the warrants become exercisable, only in the event that the last sales price of the common stock (or the closing bid price of the common stock in the event shares of our common stock are not traded on any specific trading day) equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending three business days before the notice of redemption is given. In the event that a registration is not effective at the time of exercise, the holders of the warrants shall not be entitled to exercise such warrants (except on a cashless basis under certain circumstances) and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrants and the warrants will expire worthless.

5. RELATED PARTY TRANSACTIONS

Private Placements

On August 9, 2011, the Company issued to its sponsor in a private placement 2,156,250 shares (after giving effect to its 0.75-for-1 reverse stock split effectuated on July 10, 2012) of restricted common stock for an aggregate purchase price of $25,000, of which up to 281,250 are subject to complete or partial forfeiture. The initial shares will not be released from transfer restrictions until: (i) one year after the consummation of the Company’s initial business combination or earlier if, subsequent to its business combination, the last sales price of its common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after its initial business combination, or (ii) the date on which it consummates a liquidation, merger, stock exchange or other similar transaction after its initial business combination that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

The sponsor, Joseph Wright and Cowen Overseas purchased, simultaneously with the closing of the public offering, 375,000 units (the “placement units”) from the Company at a price of $10.00 per unit, each unit consisting of one share of common stock (“placement shares”) and a warrant to purchase one share of common stock (“placement warrants”) (for an aggregate purchase price of $3,750,000) in private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended. The placement warrants are identical to the warrants sold in the public offering except that, (i) if held by the initial holders or their permitted assigns, they (a) may be exercised for cash or on a cashless basis at the option of the holder; and (b) will not be redeemable by the Company, and (ii) the placement warrants issued to Cowen Overseas, so long as held by Cowen Overseas or any of its related persons under FINRA rules, expire five years from the effectiveness of the registration statement. In addition, the placement warrants and placement shares are subject to transfer restrictions until 30 days following the consummation of the initial business combination. Since the Company is not required to net-cash settle the placement warrants, management has determined that they will be recorded at fair value and classified within stockholders’ equity as additional paid-in capital upon their issuance in accordance with ASC 815-40.

The founder shares and the placement shares are identical to the shares of common stock included in the units that were sold in the public offering except that (i) the founder shares and the placement shares are subject to certain transfer restrictions as described above, and (ii) each of the initial stockholders and Cowen Overseas has agreed not to redeem any of the founder shares or placement shares, as the case may be, held by them in connection with the consummation of an initial business combination, and each has also waived its rights to participate in any redemption with respect to its initial shares and placement shares, as the case may be, if the Company fails to consummate an initial business combination.

CHART ACQUISITION CORP.

(a development stage company)

NOTES TO THE BALANCE SHEET

As of December 19, 2012

5. RELATED PARTY TRANSACTIONS — (continued)

However, each of the initial stockholders and Cowen Overseas (as applicable) will be entitled to redeem any public shares it acquires in or after the public offering in the event the Company fails to consummate an initial business combination within the required time period.

In connection with a stockholder vote to approve an initial business transaction, if any, each of the Company’s initial stockholders have agreed to vote their initial shares and/or placement shares, as the case may be, in favor of the initial business transaction. In addition, the Company’s initial stockholders, officers and directors have each also agreed to vote any shares of common stock acquired in the public offering or in the aftermarket in favor of the initial business transaction submitted to stockholders for approval, if any.

The initial holders of the Company’s founder shares and placement shares and their permitted transferees will be entitled to registration rights pursuant to a registration rights agreement signed on the date of the Company’s prospectus relating to the public offering.

Such holders are entitled to demand registration rights and certain “piggy-back” registration rights with respect to the initial shares, the placement shares, the placement warrants and the shares of common stock underlying the placement warrants, commencing, in the case of the initial shares, one year after the consummation of the initial business combination and commencing, in the case of the placement shares, the placement warrants and the shares of common stock underlying the placement warrants, 30 days after the consummation of the initial business combination.

Note Payable to Sponsor and Affiliate

The Company issued a $175,000 unsecured non-interest bearing promissory note to the Sponsor on August 9, 2011, which was amended on March 31, 2012 and September 30, 2012, respectively. The proceeds from the loan were used to fund organizational and offering expenses incurred or expected to be incurred by the Company. The principal balance of the note was payable on the earlier of (i) the date of the consummation of the public offering or (ii) December 31, 2012.  The note was repaid in full on December 19, 2012.

The Company issued a $30,000 unsecured non-interest bearing promissory note to an affiliate of the Sponsor on December 11, 2012. The proceeds from the loan were used to fund organizational and offering expenses incurred or expected to be incurred by the Company. The principal balance of the note was payable on the earlier of (i) the date of the consummation of the public offering or (ii) December 31, 2012.  The note was repaid in full on December 19, 2012.

Administrative Services

The Company has agreed to pay its sponsor or an affiliate of its sponsor $10,000 per month for office space and general and administrative services. Services commenced on December 16, 2012, the date the securities of the Company were first listed on the Nasdaq Capital Market, and will terminate upon the earlier of the consummation by the Company of an initial business combination and the liquidation of the Company.

6. COMMITMENTS

The Company has granted Cowen and Company and Deutsche Bank Securities, as the representatives of the underwriters for the offering, a 45-day option to purchase up to 1,125,000 units (over and above the 7,500,000 units referred to above) solely to cover overallotments, if any.

The Company paid an underwriting discount of 2.750% (or $2,062,500) of the public unit offering price to the underwriters at the closing of the public offering, with an additional deferred fee of 3.125% (or $2,343,750)  of the gross offering proceeds payable to the representatives of the underwriters upon the Company’s consummation of an initial business combination.

CHART ACQUISITION CORP.

(a development stage company)

NOTES TO THE BALANCE SHEET

As of December 19, 2012

7. WARRANTS

In the event of a Fundamental Transaction(as defined in the Warrant Agreement), then at the request of the holder delivered at any time through the date that is 30 days after the public disclosure of the consummation of such Fundamental Transaction by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company (or the successor entity to the Company) shall purchase such Warrant from the holder by paying to the holder, within five trading days after such request, cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of such Warrant on the date of such Fundamental Transaction. Any holder that receives cash pursuant to the immediately preceding sentence shall not receive any Alternate Consideration (as defined in the Warrant Agreement) from such transaction. For purposes hereof, "Black Scholes Value" means the value of the Warrant based on the Black Scholes Option Pricing Model obtained from the "OV" function on Bloomberg using (i) a price per share of common stock equal to the Closing Sale Price of the common stock for the trading day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Warrant as of such date of request, and (iii) an expected volatility equal to the greater of (A) forty percent (40%) and (B) the 30-day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately following the announcement of the Fundamental Transaction, (iv) a "Style" of "Warrant" and (v) a "Warrant type" of "Capped" where "Call cap" equals $17.50.

After its initial business combination, the Company will treat all of its outstanding warrants as a liability due to the cash settlement provisions provided in the Warrant Agreement. ASC 815-40-55-2 indicates that an event that causes a change of control of an issuer is not within the issuer's control and, therefore, a contract that requires net-cash settlement upon a change in control must be classified as an asset or liability. Management cannot accurately estimate what the cash settlement will be, or if an initial business combination will take place, but the expense and cash payment may be material.

8. STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 29,000,000 shares of common stock. Holders of the Company’s common stock are entitled to one vote for each share.

As of December 19, 2012, there were 3,151,530 shares of common stock outstanding (excluding 6,879,720 shares subject to possible redemption).

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock, in one or more series, with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors. At December 19, 2012, the Company has not issued any shares of preferred stock.

9. SUBSEQUENT EVENT

These financial statements were approved by management and available for issuance on December 26, 2012. Subsequent events have been evaluated through this date.